Exhibit 99.1

MILLENNIAL MEDIA REPORTS 2013 FIRST QUARTER RESULTS

Baltimore, Maryland — May 8, 2013 — Millennial Media, Inc. (NYSE: MM), the independent leader in mobile advertising, today reported financial results for the first quarter ended March 31, 2013.

Financial Results and Business Highlights for the First Quarter of 2013

Revenue: For the first quarter of 2013, revenue increased to $49.4 million from $32.9 million for the first quarter of 2012, a year over year increase of 50.1%.

Gross Margin: For the first quarter of 2013, gross margin improved to 41.6% from gross margin of 39.5% for the first quarter of 2012.

Net Income (Loss):  For the first quarter of 2013, net income (loss), on a GAAP basis, was $(3.8) million, compared to net income (loss) of $(4.0) million for the first quarter of 2012.

Adjusted EBITDA:  For the first quarter of 2013, adjusted EBITDA, a non-GAAP financial measure, was $(0.8) million compared to adjusted EBITDA of $(2.4) million for the first quarter of 2012.

Net Income (Loss) Per Share Attributable to Common Stockholders: For the first quarter of 2013, on a GAAP basis, basic and diluted net income (loss) per share attributable to common stockholders was $(0.05), compared to basic and diluted net income (loss) per share attributable to common stockholders of $(0.32) for the first quarter of 2012.

Non-GAAP Net Income (Loss) Per Common Share:  For the first quarter of 2013, non-GAAP net income (loss) per common share basic and diluted was $(0.01), compared to non-GAAP net income (loss) per common share basic and diluted of $(0.15) for the first quarter of 2012.

Other Business Metrics:  As of March 31, 2013, Millennial Media reached over 420 million monthly unique users globally, including approximately 160 million monthly unique users in the United States alone.  As of March 31, 2013, more than 42,000 apps were enabled by mobile app developers to operate on Millennial Media’s platform, and there were more than 350 million proprietary, anonymous user profiles developed.

“We’ve gotten off to a solid start this year, with good growth and continued innovation,” said Paul Palmieri, Millennial Media’s President and CEO.  “Usage of our platform continued to grow, with strong margins.  We delivered a major new release of our SDKs, we closed on our acquisition in the programmatic mobile space, and we delivered financial performance consistent with or ahead of our prior guidance.”

Outlook

Based on information available as of today, Millennial Media expects total revenue for the second quarter of 2013 to be in the range of $58 million to $60 million and adjusted EBITDA to be between a loss of $(0.5) million and $(1.5) million in the second quarter. For the full year 2013, Millennial Media reiterates its previous guidance that it expects revenue to be in the range of $270 million to $280 million and adjusted EBITDA to be between $17.0 million and $18.0 million.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Millennial Media reports adjusted EBITDA and non-GAAP net income (loss) per common share basic and diluted, which are non-GAAP financial measures.  We define adjusted EBITDA as net income (loss) before interest, income taxes, depreciation, amortization, non-cash stock-based compensation and expenses related to acquisitions, such as costs for services of lawyers, investment bankers, accountants, and other third parties and accrual of retention payments that represent contingent compensation to be recognized as expense over a requisite service period.  We define non-GAAP net income (loss) per common share as adjusted EBITDA divided by weighted average common shares outstanding.  The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons.  The Company believes that these measures provide useful information about operating results, enhances the overall understanding of past financial performance and future prospects, and allows for greater transparency with respect to key metrics used by management in its financial and operational decision making.  Non-GAAP financial measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.  The non-GAAP financial measures included in this press release have been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.

First Quarter 2013 Financial Results Conference Call: Millennial Media will host a conference call today at 5:00 p.m. ET to discuss its first quarter 2013 financial results, developments in its business and the Company’s expectations for the second quarter and full year 2013.  A live webcast of the event will be available on the Investor Relations page of the Millennial Media website at http://investors.millennialmedia.com. A live domestic dial-in is available at 877-703-6108 (U.S.) or 857-244-7307 (international) using passcode 19120374.  If you are unable to listen to the live conference call, a replay will be available through May 15, 2013, and can be accessed by dialing 888-286-8010 (U.S.) or 617-801-6888 (international) using passcode 42003319. An archived version of the webcast will also be available at http://investors.millennialmedia.com.

About Millennial Media

Millennial Media is the leading independent mobile advertising and data platform. Our technology, tools and services help app developers and mobile website publishers maximize their advertising revenue, acquire users and gain audience insights. Our platform also enables us to offer advertisers powerful Mobile Audience Solutions (MAS) that utilize our significant scale, sophisticated targeting and uniquely engaging creative capabilities to deliver meaningful results.

Forward-Looking Statements

The statements in this press release that are not historical facts constitute “forward-looking statements” that involve risks and uncertainties and are made pursuant to the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include expectations regarding financial results for the second quarter and full year of 2013. The achievement or success of the matters covered by such forward-looking statements involve risks, uncertainties and assumptions, and if any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. These risks and uncertainties include, but are not limited to, risks associated with our ability to expand our developer and advertiser base, keep pace with technological and market developments and remain competitive against larger companies in our industry as well as potential new entrants into our markets. Further information on these and other factors that could affect our results is included in our Quarterly Report on Form 10-Q that will be filed for the quarter ended March 31, 2013 and other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the ‘SEC Filings’ section of the Investor Relations page of our website at http://investors.millennialmedia.com.

The statements made in this release are based on information available to us as of the date of this release, and we assume no obligation and do not intend to update these forward-looking statements, except as required by law.

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Source: Millennial Media, Inc.

Millennial Media, Inc.

Investor Relations

Jonathan Schaffer, 212-871-3953

IR@millennialmedia.com

or

Matthew Lindberg, (203) 682-8214

press@millennialmedia.com

Millennial Media, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share data)

	March 31,	December 31,
	2013	2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$133,496	$137,439
Accounts receivable, net of allowances of $3,078 and $2,673 as of March 31, 2013 and December 31, 2012, respectively	53,981	59,179
Prepaid expenses and other current assets	1,675	1,966
Total current assets	189,152	198,584

Long-term assets:
Property and equipment, net	7,808	6,850
Goodwill	1,348	1,348
Intangible assets, net	847	913
Other assets	687	754
Total long-term assets	10,690	9,865
Total assets	$199,842	$208,449

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$4,415	$3,788
Accrued cost of revenue	29,537	34,430
Accrued payroll and payroll related expenses	3,753	6,038
Deferred revenue	267	169
Total current liabilities	37,972	44,425

Other long-term liabilities	277	243
Total liabilities	38,249	44,668

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued and outstanding as of March 31, 2013 and December 31, 2012	—	—
Common stock, $0.001 par value, 250,000,000 shares authorized, 79,460,901 and 79,182,913 shares issued and outstanding as of March 31, 2013 and December 31, 2012, respectively	79	79
Additional paid-in capital	215,421	213,823
Accumulated other comprehensive loss	(111)	(78)
Accumulated deficit	(53,796)	(50,043)
Total stockholders’ equity	161,593	163,781
Total liabilities and stockholders’ equity	$199,842	$208,449

Millennial Media, Inc.

Unaudited Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended March 31,
	2013	2012

Revenue	$49,438	$32,930
Cost of revenue	28,874	19,916
Gross profit	20,564	13,014
Operating expenses:
Sales and marketing	8,141	4,646
Technology and development	4,193	2,649
General and administrative	11,956	8,710
Total operating expenses	24,290	16,005
Loss from operations	(3,726)	(2,991)
Interest and other expense:
Interest expense, net	(11)	(20)
Other expense	—	(957)
Total interest and other expense	(11)	(977)
Loss before income taxes	(3,737)	(3,968)
Income tax expense	(16)	(5)
Net loss	(3,753)	(3,973)
Accretion of dividends on redeemable convertible preferred stock	—	(1,328)
Net loss attributable to common stockholders	$(3,753)	$(5,301)

Net loss per share attributable to common stockholders:
Basic and diluted	$(0.05)	$(0.32)

Weighted average common shares outstanding:
Basic and diluted	78,917	16,683

Stock-based compensation expense included above:
Sales and marketing	$219	$46
Technology and development	855	384
General and administrative	583	654

Millennial Media, Inc.

Reconciliation of GAAP net loss to non-GAAP adjusted EBITDA

	Three Months Ended
	March 31,
	2013	2012
	(in thousands)
Net loss	$(3,753)	$(3,973)
Adjustments:
Interest expense, net	11	20
Income tax expense	16	5
Depreciation and amortization expense	941	440
Stock-based compensation expense	1,657	1,084
Acquisition-related expense *	361	—
Total net adjustments	2,986	1,549
Adjusted EBITDA	$(767)	$(2,424)

Reconciliation of GAAP Net loss per share attributable to common stockholders to non-GAAP net loss per common share

	Three Months Ended
	March 31,
	2013	2012

Net loss per share attributable to common stockholders	$(0.05)	$(0.32)
Adjustments:
Accretion of dividends on redeemable convertible preferred stock	—	0.08
Interest expense, net	0.00	0.00
Income tax expense	0.00	0.00
Depreciation and amortization expense	0.01	0.03
Stock-based compensation expense	0.02	0.06
Acquisition-related expense *	0.01	—
Total net adjustments	0.04	0.17
Non-GAAP net loss per common share	$(0.01)	$(0.15)

*Includes costs for services of lawyers, investment bankers, accountants, and other third parties and accrual of retention payments that represent contingent compensation to be recognized as expense over a requisite service period.